EXHIBIT 10.22

PROJECT DEVELOPMENT AGREEMENT

PHASE 2

BETWEEN

NORTHERN ETHANOL (SARNIA) INC.

AND

DELTA-T CORPORATION

THIS PROJECT DEVELOPMENT AGREEMENT PHASE 2 (“Agreement”) is entered into this 4th day of April, 2008 by and between Delta-T Corporation, a Virginia corporation (“DELTA-T”), and Northern Ethanol (Sarnia), Inc., an Ontariocorporation (“Client”), which parties may be referred to individually as a “Party” or jointly as the “Parties.”

WITNESSETH

WHEREAS, DELTA-T is in the business of developing, designing, and supplying commercial technologies, equipment and manufacturing facilities to perform a wide range of process industry applications, including, without limitation, grain processing, ethanol production, evaporation, distillation, dehydration, adsorption, solvent recovery and waste treatment; and

WHEREAS, Client intends to develop an HPR ethanol plant having the capacity to produce 108 million gallons un-denatured fuel ethanol per year at a site to be located in Sarnia, Ontario, (“Plant”); and

WHEREAS, Client wishes to retain DELTA-T to provide professional advice, business and technical information, design and engineering, and related services in order to assist Client in assembling all of the information, permits, agreements and resources necessary for construction of Plant (“Project”), and DELTA-T is willing to provide such services for a fixed fee, provided that Client enters into an exclusive relationship with DELTA-T to provide the Plant and/or technology transfer, engineering and procurement services for the Plant, and otherwise on the terms and conditions set forth herein; and

WHEREAS, Client recognizes that DELTA-T is foregoing other significant business opportunities in order to perform such services, and that the provisions of this Agreement concerning exclusivity are essential to this Agreement and that DELTA-T would not be willing to enter into this Agreement without those provisions.

NOW, THEREFORE in consideration of the mutual terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Client and DELTA-T, intending to be legally bound, do hereby agree as follows:

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ARTICLE 1

SCOPE OF PROJECT DEVELOPMENT AND

PRELIMINARY ENGINEERING SERVICES

Client hereby retains DELTA-T, and DELTA-T hereby agrees, to provide per the terms of this Agreement, the services described in this Section 1.1 to help Client develop the Project.

1.1       Basic Project Development Services: DELTA-T shall use its best reasonable efforts to:

1.1.1	Provide a preliminary site layout for the Plant;

1.1.2	Provide a preliminary mass and energy balance for the Plant;

1.1.3	Provide a preliminary process flow diagram for the Plant;

1.1.4

Provide a process emissions data package for the Plant including a site plan with emission points identified to assist Client’s environmental permitting activities and the environmental permitting firm to be retained by Client;

1.1.5

Provide a System Design Specification (SDS) for the Project describing and defining Project guidelines, scope of the Project, design basis, process description, non-process description, utilities, general design guidelines, and environmental considerations.

1.1.6	Provide a basic process engineering package based on the finalized System Design Specification suitable for estimating construction cost by others. (See Exhibit C)

DELTA-T shall perform such services according to such schedule as will be reasonably defined with Client to support effective development of the Project.

1.2       Client’s Responsibilities: The entity that will own the Project, whether it is the Client or another entity, shall hereinafter be referred to as “Owner.” Client shall perform, or cause Owner to perform, the following tasks to assure development of the Project, and such other tasks as may be required to achieve funding for the Project:

1.2.1

Promptly provide to DELTA-T Project design parameters as DELTA-T may reasonably request from time to time, including but not limited to information related to site selection, Plant size, interface of the Plant to other sections of the Project, a site topographic survey, a site geotechnical report, a water analysis, a completed Site Conditions worksheet, and preliminary rail layout;

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1.2.2

Create a Project development timeline, in cooperation with DELTA-T, (the “Plan”), for the purposes of fully defining Project specifications and of obtaining financing commitments in an amount and on terms and conditions sufficient to enable Client or Owner to execute the Project, and on terms otherwise acceptable to Client (“Financing”);

1.2.3

Review and approve the System Design Specification within ten (10) business days of receipt. Client acknowledges that all services performed by DELTA-T for the Project shall conform to the Project scope in the System Design Specification. If Client requests a change to the Project scope after approving the System Design Specification, DELTA-T, in its sole discretion, may approve the change and make any necessary revisions to the services under this Agreement, provided the Parties first agree to the impact of the change on any Project schedule and additional compensation to DELTA-T for the revised services. In the event the Parties do not agree to a change, DELTA-T shall complete the services in accordance with the System Design Specification and Client shall accept such services as complete satisfaction of DELTA-T’s obligations under this Agreement.

Client or Owner, shall perform such tasks within sufficient time to allow DELTA-T to fulfill its obligations under Section 1.1 above in a timely manner. Client designates Gordon Langille, an individual, to serve as DELTA-T’s primary contact for the work performed under this Agreement. DELTA-T shall be entitled to rely on, and shall proceed according to the directions of, that individual, or such other individual as Client may from time to time appoint in writing with respect to this Agreement.

1.3       Project Control Responsibilities: Client shall notify DELTA-T promptly of any plan or intent on the part of any actual or potential investors in the Project to form an Owner, or alter the equity or voting structure of an Owner, in such a way that Client would not have sufficient control over such Owner to require it to perform the obligations of Owner described in this Agreement, and to assist DELTA-T in causing such Owner to become a party to this Agreement, or another similar agreement acceptable to DELTA-T. Client agrees that it shall not assist Owner in any way, directly or indirectly, in working with anyone other than DELTA-T in connection with the Project, except as expressly permitted under this Agreement. Client acknowledges that if it were to provide any Confidential Information (as described in Article 2 below) of DELTA-T to any Owner over which it did not have control, that such Owner would benefit significantly from such information, and Client acknowledges that it understands and will comply strictly with the prohibition on such disclosures set forth in Article 2 below. In the event that Owner, for any reason other than termination of this Agreement for breach by DELTA-T, fails to honor the exclusivity provisions of Article 5 below, Client shall, in addition to any other damages that DELTA-T may have, pay DELTA-T the entire amount due to DELTA-T and remaining unpaid under Sections 3.1 and 3.2 below.

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ARTICLE 2

CONFIDENTIAL INFORMATION

The Parties executed a Non-Disclosure Agreement (“NDA”) on April 4th, 2008 which is attached hereto as Exhibit A and is incorporated by reference herein and made applicable to all disclosures of Confidential Information (as defined therein) made pursuant to this Agreement.

Notwithstanding the foregoing, Client may disclose information of the type provided by DELTA-T under Section 1.1 above to third parties to whom it needs to disclose such information to develop the Project, provided that (a) it first obtains a written confidentiality agreement from such party to protect such information to at least the same degree as provided under the agreement attached hereto as Exhibit B or (b) DELTA-T has advised Client in writing of the existence of a written confidentiality agreement between DELTA-T and the third party.

In particular, but without limitation, under no circumstances may Client use any of the Confidential Information to assist it in negotiating or entering into an agreement with any third party to provide any services or technology related to the Project in violation of this Agreement.

The provisions of this Section shall survive termination of this Agreement in accordance with the terms of the NDA.

ARTICLE 3

COMPENSATION

3.1       Project Development Services: For the services described in Section 1.1 above, Client shall pay DELTA-T a non-refundable fee equal to US $400,000.00. Client shall pay to DELTA-T $200,000.00 upon execution of this Agreement and the remaining $200,000.00 shall be paid to DELTA-T upon delivery to Client of the basic process engineering package referenced in Section 1.1.6 above. The delivery of the basic process engineering package shall be accomplished during a formal delivery meeting between the parties at DELTA-T’s office in Williamsburg, Virginia, or such other location as the parties agree. Client acknowledges and agrees that DELTA-T shall not be obligated to begin services until DELTA-T receives the first payment above, and Client shall not take receipt of the basic process engineering package until DELTA-T is paid in full.

3.2       Travel and Related Expenses: Client shall bear the reasonable cost of all travel, room and board and related expenses incurred in connection with providing on site services to the extent provided under Article 1 above, with reimbursement based on actual costs. Client shall pay DELTA-T’s reasonable costs incurred in connection with all other such expenses incurred with Client’s prior consent.

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3.3       Late Payment Penalty: Client shall pay DELTA-T a late charge at the lesser of one percent (1%) per month or the highest amount permitted by applicable law on all payments more than five (5) days past due.

ARTICLE 4

LIMITED LICENSE OF DELTA-T CONFIDENTIAL INFORMATION

DELTA-T is and shall remain the sole owner of the Confidential Information provided by DELTA-T hereunder, and of the copyrights in all the drawings and other documents provided by DELTA-T under this Agreement. DELTA-T hereby grants Client a limited, non-exclusive, non-transferable license, without right to sublicense, to use the Confidential Information of DELTA-T solely for Client’s use in connection with development and financing of the Project during the term of this Agreement. DELTA-T reserves to itself all rights not expressly granted under this Article 4. In particular, but without limitation, this license does not include the right to use any of the Confidential Information to design, construct or operate a plant or facility based on any of such Confidential Information.

ARTICLE 5

EXCLUSIVE RELATIONSHIP

5.1       The Plant: If Client, or Owner as the case may be, elects to build the Plant, then it shall employ best efforts to enter into an Engineering, Procurement and Technology Agreement (“EPT Agreement”) with DELTA-T (or shall require its EPC Contractor to enter into a subcontract with DELTA-T) whereby DELTA-T will provide, as a minimum, all services defined in Article 6 below. During the term of this Agreement Client shall not, and shall not permit Owner or any other party associated with the Project, to enter into, negotiate toward, or take any other action in furtherance of entering into any agreement for provision of the technology, services or equipment to be provided by DELTA-T under the EPT Agreement contemplated by the Parties.

5.2       Selection of EPC for the Plant: Client and/or Owner may investigate entering into an EPC Agreement for the Plant with parties other than DELTA-T provided such parties are not competitors of DELTA-T. For purposes of this Agreement, a competitor shall be defined as any individual, group or company that performs, on the date of this Agreement or during its term, (a) consulting or engineering related to the design of alcohol process technology and/or (b) design/build services for existing or prospective alcohol plants. As a condition precedent to the selection of an EPC contractor for the Plant, Client and/or Owner and DELTA-T shall mutually agree on the EPC contractor.

5.3       Other Plants: If for any reason the Parties do not enter into at least an EPT Agreement with respect to the Plant, then neither Client nor Owner shall enter into an agreement with any other party to use technology, engineering, and procurement services other than DELTA-T’s for this ethanol plant project, for the shorter of:

(i)	five (5) years from the date of this Agreement; or

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(ii)

such time as (a) Client or Owner and DELTA-T enter into an EPT Agreement for this ethanol plant, or (b) Client or Owner provides DELTA-T at least sixty (60) days to enter into an agreement for development, design, and technology for such plant on the same terms as another party and Client or Owner are willing to contractually agree to.

ARTICLE 6

EPT AGREEMENT

Upon Client’s obtaining the Financing for the Project or at such earlier time as Client and DELTA-T may agree, Client and DELTA-T shall negotiate in good faith to enter into an EPT Agreement (or Client shall require its EPC Contractor to enter into a subcontract with DELTA-T) whereby DELTA-T shall, at a minimum: (a) provide engineering services in addition to that provided under Section 1.1 above that may be required to complete the basic process design; (b) provide the procurement services for Plant equipment as determined by DELTA-T; (c) provide construction observation assistance, operations and maintenance manuals, training and start up assistance services to be specified; and (d) provide a license of the Plant process technology embodied in the basic process engineering design provided by DELTA-T for the purpose of operating the Plant. Such EPT shall also include the following provisions, and such other provisions as the Parties deem reasonably appropriate:

DELTA-T shall provide Plant process performance guarantees that are typical for the industry based on the final Plant configuration and selected energy-saving options.

DELTA-T shall offer a liquidated damages provision in the event of breach of the Plant process performance guarantees on a pro rata basis, depending upon the extent to which such guaranty is breached as determined by a performance test protocol to be included in the EPT Agreement. Such liquidated damage provision shall not exceed, in the aggregate, DELTA-T’s technology license fee.

ARTICLE 7

INDEPENDENT CONTRACTOR

DELTA-T and Client are independent contractors, and nothing in this Agreement shall be deemed to make either Party an agent or partner of the other, or to give either Party the right to bind the other in any way.

ARTICLE 8

TERM AND TERMINATION

8.1       Term: This Agreement shall commence on the date first written above and shall continue for a period of five (5) years unless earlier terminated as provided in this Article 8. This Agreement may be terminated upon written notice:

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(i)	By either Party in case of material breach by the other if such breach is not cured within thirty (30) days after receipt of the breaching party of notice of such breach;

(ii)

By DELTA-T if (a) payment is not received by DELTA-T as provided in Article 3 of this Agreement and such breach is not cured with thirty (30) days after receipt of DELTA-T’s notice of such breach, or (b) Project Financing is not obtained within eighteen (18) months of the date first written above; or

8.2       Termination: Upon termination of this Agreement for any reason, the license granted under Article 4 above shall immediately cease, and each Party shall: (i) immediately cease use of all Confidential Information of the other; (ii) immediately deliver to the disclosing Party all Confidential Information provided to it by the other, including all copies of the same, and destroy all materials developed by it or any third parties to whom it disclosed such information which was based upon such information; and (iii) certify to the disclosing Party that it has done so. In particular, but without limitation, Client shall promptly advise all actual and potential investors and lenders for the Project and all regulatory authorities to which Confidential Information of DELTA-T has been provided of the termination hereof, and shall withdraw any applications for financing or permits that were based on the use of DELTA-T’s Confidential Information.

ARTICLE 9

DISPUTE RESOLUTION

In the event of any dispute arising under or in connection with this Agreement or with the existence, validity, interpretation, breach or enforcement thereof, either before or after the termination or expiration of this Agreement, the Parties shall, upon the written request of either of them, enter into mediation of such dispute pursuant to the applicable rules of the American Arbitration Association, or such other rules or procedures as they may agree. Neither party shall file suit unless it has first complied with this provision and attempted to resolve such dispute for a period of at least thirty (30) days. Nothing herein contained, however, shall be deemed to prevent either Party from seeking injunctive relief from any court of competent jurisdiction, without necessity of posting bond, in case of a breach of Articles 2, 4, 5, or 6 above. Should litigation arise after complying with the provisions of this paragraph, the losing party will pay legal expenses of the prevailing party in such litigation.

ARTICLE 10

LIMITATION OF DAMAGES AND REMEDY

Client’s sole remedy with respect to uncured breach by DELTA-T of any provision of this Agreement (other than breach of Article 2), or with respect to services performed by DELTA-T under this Agreement shall be termination of this Agreement and refund of the portion of the fee, if any, allocable to services not properly performed. Delta-T’s sole

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remedy with respect to uncured breach by Client of any provision of this Agreement (other than breach of Article 2 or 4) shall be termination of this Agreement and payment of the full fee set forth in Article 3. In no case shall either Party be liable for any other damages of any kind, direct, indirect, incidental, consequential, reliance, exemplary or otherwise, with respect to any services performed by it, or to its failure to perform services, under this Agreement.

ARTICLE 11

GENERAL TERMS

11.1     Waiver: The failure of either Party to insist on strict performance of any of the provisions of this Agreement or to exercise any right it grants will not be construed as a relinquishment of any right or a waiver of any provision of this Agreement. No waiver of any provision or right shall be valid unless it is in writing and signed by a duly authorized representative of the Party granting the waiver.

11.2     No Assignment: Neither Party may assign or convey this Agreement or its obligations hereunder without the other’s prior written consent, except that either Party may assign this Agreement to a purchaser of a controlling interest in its capital stock or of substantially all of its assets as long as the purchaser agrees to comply with all the selling Party’s obligations set forth herein.

11.3     Non-Solicitation: During the term of this Agreement and for a period of two (2) years thereafter, neither Party, without the prior written consent of the other Party, shall directly or indirectly solicit to hire or hire any employee of the other Party for employment by any individual, business, firm, company, partnership, association, corporation or any other entity, or in any manner seek to induce any employee of the other Party to leave his or her current employment.

11.4     Governing Law: This Agreement shall be governed and construed in accordance with the laws of the province of Ontario, without regard to its choice of law rules.

11.5     Notices: Notices and other communications required or allowed by this Agreement shall be in writing and sent by U.S. mail, express carrier, by hand, or by facsimile transmission as follows:

If to DELTA-T, to:	Delta-T Corporation
133 Waller Mill Road
Williamsburg, Virginia 23185
FAX: (757) 941-0501
Attn:	General Counsel

If to Client, to:	Northern Ethanol (Sarnia) Inc.
300-193 King St East
Toronto, Ontario
Canada

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FAX:	(416) 214-1472
Attn:	Steven Reader

or such other addresses as a Party may specify by proper notice.

Each notice so given shall be deemed delivered, if by mail upon the third business day after mailing, if by courier, upon delivery by the courier, and otherwise upon receipt by the Party to whom notice is sent.

11.6     Survival: The provisions of Articles 2, 4, 9, 10 and 11 above shall survive termination or expiration of this Agreement, and Article 5 shall survive except in case of termination by Client for material breach by DELTA-T.

11.7     Severability: If a court of competent jurisdiction determines that any portion of this Agreement is illegal, unenforceable or invalid, then that portion shall be considered to be removed from this Agreement, the remainder shall remain in full force and effect, and the Parties shall cooperate to modify the Agreement to cause it to conform to the original language of the Agreement to the extent consistent with the finding of the court.

11.8     Entire Agreement: This Agreement constitutes the entire agreement between the Parties relating to its subject matter. Except as to Confidential Information which is supplemented by this Agreement, this Agreement supersedes all prior representations, understandings and agreements, written or oral, express or implied relating to its subject matter. The Agreement can be modified only by written agreement executed by authorized representatives of each Party.

11.9     Counterparts: This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their authorized representatives on the dates set forth below.

Delta-T Corporation	Northern Ethanol (Sarnia) Inc.

By:	s/Leslie J. Ward____________	By:	s/G. Laschinger____________

Printed	Printed
Name:	Leslie J. Ward_____________	Name:	Gordon Laschinger_________

Title:	President & CEO___________	Title:	President_________________

Date:	4-17-08__________________	Date:	April 4, 2008______________

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EXHIBIT A

NON-DISCLOSURE AGREEMENT SIGNED BETWEEN PARTIES

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EXHIBIT B

NON-DISCLOSURE AGREEMENT FOR THIRD PARTIES RECEIVING DELTA-T CONFIDENTIAL INFORMATION

NON-DISCLOSURE AGREEMENT

THIS NON-DISCLOSURE AGREEMENT (“Agreement”) is entered into this _____ day of ______________, 200__ by and between Delta-T Corporation, a Virginia corporation (“Delta-T”), and _______________________________________________________________, a _________________ corporation/limited liability company, its parent, and any subsidiary and affiliated companies (“Recipient”). Delta-T and the Recipient may be referred to herein individually as a “Party” and collectively as “Parties”.

WHEREAS, Delta-T is in the business of designing, developing and constructing equipment and facilities which perform a wide range of chemical process applications including, without limitation, ethanol production and refining, fermentation, evaporation, distillation, dehydration, adsorption, chemical separations, membrane filtration and waste treatment; and

WHEREAS, Recipient is in the business of supplying goods and services useful in the construction of ethanol plants, including, without limitation, _____________________________ ________________________________________________________; and

WHEREAS, in order to supply, and/or bid on supply of, such goods and services Recipient will need to receive confidential information of Delta-T.

NOW THEREFORE, in consideration of the mutual terms and conditions of this Agreement, and other good and valuable consideration receipt of which is hereby acknowledged, Delta-T and Recipient, intending to be legally bound, do hereby agree as follows:

1.	Confidential Information.

1.1       Definition of Confidential Information: “Confidential Information” means all information or material that is commercially valuable to Delta-T and not generally known or readily ascertainable in the industry, which is disclosed by Delta-T to Recipient, whether disclosed orally, visually or in written or other tangible form. This includes, but is not limited to: (a) all financial and/or business information about or related to Delta-T, including without limitation, plans, proposals, customers or customer lists, operating costs, prices it has offered or obtained for its products or technology; and (b) all technical information, including without limitation, processes, inventions, designs, drawings, methods, systems, test data, and specifications.

1.2       Exclusions: “Confidential Information” shall not, however, include information which a Recipient, claiming the exclusion, can demonstrate by documentary evidence: (a) was in its possession prior to receipt from Delta-T; (b) was in the public domain at the time of disclosure or thereafter enters into the public domain through no breach of this Agreement by Recipient or is in general use in the trade without violation by Recipient of this Agreement, or violation by any other party of an obligation not to disclose it; or (c) is

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disclosed to Recipient by a party other than Delta-T who is under no obligation not to disclose it.

2.	No Use or Disclosure.

2.1       Restrictions on Copying, Use and Disclosure: Recipient shall hold and maintain the Confidential Information in strictest confidence for the sole and exclusive benefit of Delta-T. Recipient shall not, without Delta-T’s prior written consent: (a) divulge, disclose or communicate any Confidential Information to anyone other than employees of the Recipient who have a need to have access to such information in order to fulfill the purpose set forth above; (b) make any copy of any such information; or (c) use any Confidential Information for any purpose other than the purposes set forth above.

Recipient shall take all reasonable steps to protect Confidential Information from improper use or disclosure, and shall in no case use less care to protect Confidential Information than it uses to protect its own proprietary or confidential information.

2.2       Disclosures Required by Court Order: If any Recipient is required to disclose any Confidential Information by applicable law, regulation or legal process, Recipient shall immediately notify Delta-T of such request or requirement and send copies of all documents relevant to the request or requirement to Delta-T. Recipient shall give such notice in sufficient time to allow Delta-T to seek a protective order or other applicable remedy. Recipient shall not disclose any Confidential Information due to a requirement of law, regulation or legal process unless: (a) it has first given the notice required by this Section 2.2 and Delta-T has either given Recipient written permission to disclose it, or Delta-T has failed to respond to Recipient’s notice at least 24 hours prior to the time that Recipient is required to make such disclosure; (b) it is advised by written opinion of its counsel that it is legally required to disclose such information; and (c) it has used its best efforts to obtain all reasonable assurances from the party or parties to whom the information is to be disclosed that the information will not be used or disclosed for any purpose other than the purpose for which the applicable law, regulation or legal process requires its disclosure.

2.3       Affiliates: The Parties agree that they both may disclose Confidential Information to their Affiliates but only to the extent that such Affiliates have a need to know for the purpose of carrying out the purpose set forth above, provided that, prior thereto, each such Affiliate agrees to be bound by the terms hereof and provided further that the Receiving Party shall be responsible in the event of such Affiliate’s breach of this Agreement as if the Receiving Party had committed such breach. For the purposes of this Agreement, “Affiliate” shall mean any corporation, partnership, or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, such Party hereto, where control means the right to exercise at least fifty per cent (50%) of the outstanding shares, or securities, or other equity interests entitled to vote for the election of directors or other managing authority or governing body.

3.         Term and Termination. The term of this Agreement shall commence on the date first written above and continue until terminated by written notice submitted by Delta-T to Recipient. In the event of termination, Recipient’s obligations under Section 2 of this Agreement shall survive until such time, if ever, that the Confidential Information falls within one or more of the exclusions set forth at Section 1.2 above. Within thirty (30) calendar days of termination of this Agreement, Recipient shall, without request by Delta-T: (a) deliver to Delta-T all of the

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Confidential Information that it received from Delta-T in tangible form, and all copies thereof; (b) destroy all documents and other tangible items containing any of such Confidential Information; and (c) certify to Delta-T in writing that it has done so.

4.         No License or Other Rights. Nothing in this Agreement shall constitute or otherwise be construed as granting to Recipient any interest or license in any Confidential Information, or creating any obligation on the part of any Party hereto to enter into any further agreement or business arrangement.

5.         Remedies for Breach. Recipient agrees that any breach of this Agreement shall cause Delta-T irreparable harm. Accordingly, and in addition to any other remedies that Delta-T may have at law or in equity, Delta-T shall be entitled to obtain injunctive relief against Recipient to prevent any continuing breach, and without posting or filing any bond or other security. All reasonable attorney’s fees, costs, and expenses resulting from the litigation or arbitration of any claim under this Agreement shall be paid by the losing Party to the prevailing Party.

6.         Export Control. Recipient agrees that, except as allowed under applicable U.S. Export license provisions, no technical information furnished to it hereunder shall be disclosed by it to any non-U.S. national, firm, or country, including foreign nationals employed by or associated with such Party, nor shall such Party allow any re-export of any technical information without first complying with all applicable U.S. Government export control laws and regulations.

7.	General Provisions.

7.1       Successors and Assigns: This Agreement shall bind each Party’s heirs, successors and assigns. Delta-T may assign this Agreement to any party at any time. Recipient shall not assign any of its right or obligations under this Agreement without Delta-T’s prior written consent. Any assignment or transfer in violation of this section shall be void.

7.2       Choice of Law: This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia without regard to the conflict of laws provisions thereof.

7.3       Relationships: Nothing contained in this Agreement shall be deemed to constitute either Party a partner, joint venturer or employee of the other Party for any purpose.

7.4       Notices: Any notice required or permitted to be given under this Agreement shall be given in writing and shall be addressed:

If to Delta-T, to:	Delta-T Corporation

  133 Waller Mill Road

Williamsburg, VA 23185
Attn: General Counsel

If to Recipient, to:	____________________
____________________
____________________
Attn:	_____________

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7.5       Severability: If for any reason a court of competent jurisdiction or an award in arbitration finds any provision of this Agreement to be unenforceable, the Parties hereto agree that they shall amend this Agreement to allow for enforcement to the maximum extent enforceable and the remainder of this Agreement shall continue in full force and effect.

7.6       Headings and Captions: The headings and captions in this Agreement are for convenience only and are not to be considered in construing this Agreement. All references to any article, section or paragraph numbers shall be deemed to be references to an article, section or paragraph of this Agreement unless otherwise expressly stated.

7.7       Survival of Terms: The obligations of Recipient under Section 2 of this Agreement shall survive as provided in Section 3 above, and the Parties’ obligations under Section 5 of this Agreement shall survive termination of this Agreement.

7.8       No Waiver: Failure by any Party to this Agreement to enforce any provision of this Agreement with respect to any breach thereof shall not be deemed a waiver of any right to enforce any other breach of this Agreement.

7.9       Entire Agreement: This Agreement sets forth the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior agreement, written or oral, related thereto. This Agreement may not be amended or altered in any way except by written agreement signed by all Parties hereto.

7.10     Counterparts: This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their authorized representatives as of the date first written above.

Delta-T Corporation	_____________________________________

By:	___________________________	By:	s/G. Laschinger_____________

Printed	Printed
Name:	___________________________	Name:	Gordon Laschinger__________

Title:	___________________________	Title:	President__________________

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EXHIBIT C

SCHEDULE A

DESIGN PACKAGE

VOLUME 1

SECTION A	SYSTEM DESIGN SPECIFICATION

SECTION B	TECHNICAL SPECIFICATIONS
1000 Piping
1300 DDGS Handling, Storage & Loadout
1400 DDGS Dryer
1500 Grain Handling and Milling
2000 Shell and Tube Heat Exchangers
2100 Plate and Frame Heat Exchangers
2200 Centrifugal Chillers
2300 Package Boiler
2400 Regenerative Thermal Oxidizer
2600 Cooling Tower
3000 Centrifugal Pumps
3100 Metering Pumps
3300 Air Compressors
3400 Agitators
3500 Low Voltage Electric Motors
3600 Med. Voltage Electric Motors
3700 Decanter Centrifuge
4000 Field Fabricated Tanks
4100 Shop Fabricated Tanks
4200 HDPE Shop Fabricated Tanks
5000 Columns and Pressure Vessels
5100 Column Internals
5200 Column Internal Installation
6100 Instrumentation
6200 Control Valves
6300 Manual Valves
7000 Equipment Installation
7100 Electrical/Instrument Installation
8000 Plant Control Narrative
9000 Fire Protection

SECTION C	PRELIMINARY EQUIPMENT DATA SHEETS
1.	Agitators
2.	Air Compressors
3.	Boilers
4.	Centrifuges
5.	Chillers
6.	Column Internals
7.	Columns & Pressure Vessels
8.	Cooling Tower
9.	Desiccant and Ballast
10.	Filters

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11.	Heat Exchangers (P&F)
12.	Heat Exchangers (S&T)
13.	Pumps
14.	Tanks
15.	Regenerative Thermal Oxidizer

VOLUME 2

SECTION D	PRELIMINARY LISTS
1.	Line List
2.	Instrument List
3.	Valve List
4.	Equipment List
5.	Motor List
6.	Document List

VOLUME 3

SECTION E	PRELIMINARY P&IDS

SECTION F	PRELIMINARY PROCESS EQUIPMENT DRAWINGS
1.	Classifier Strainer
2.	Columns and Pressure Vessels
3.	Heat Exchangers (Shell and Tube)
4.	Tanks
5.	Mix Tank Plug Auger

SECTION G	PRELIMINARY GENERAL ARRANGEMENT DRAWINGS
1.	Fermentation
2.	Main Process Building
3.	Distillation and Dehydration
4.	Evaporation
5.	Boiler

SECTION H	PRELIMINARY ELECTRICAL SINGLE LINE DIAGRAMS

DELTA-T CORPORATION	Page 16 of 16
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